                                   EXHIBIT 1

                           JOINT REPORTING AGREEMENT
                           -------------------------


     In consideration of the mutual covenants herein contained, pursuant to Rule 13d-1(k)(1), each of the parties hereto represents to and agrees with the other parties as follows:

     1. Such party is eligible to file a statement or statements on Schedule 13G pertaining to the Common Stock, $0.01 par value per share, of Advance Auto Parts, Inc., a Delaware corporation, to which this Joint Reporting Agreement is an exhibit, for filing of the information contained herein.

     2. Such party is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, PROVIDED that no such party is responsible for the completeness or accuracy of the information concerning any other party making the filing, unless such party knows or has reason to believe that such information is inaccurate.

     3. Such party agrees that such statement is being filed by and on behalf of each of the parties identified herein, and that any amendment thereto will be filed on behalf of each such party. Each party hereby constitutes and appoints each of Ronald P. Spogli and John M. Roth as his or its true and lawful attorney-in-fact to (a) execute on behalf of the undersigned all forms and other documents to be filed with the Securities and Exchange Commission (the "SEC"), any stock exchange and any similar authority amending or otherwise with respect to the Schedule 13G to which this Joint Reporting Agreement is an exhibit and
(b) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to timely file such forms and documents with the SEC, any stock exchange and any other similar authority.

     This Joint Reporting Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.


Dated:  February 12, 2002                  FS EQUITY PARTNERS IV, L.P., a
                                           Delaware limited partnership

                                           By:  FS Capital Partners, LLC, a
                                                California limited liability
                                                company, its General Partner


                                                By:  /s/ John M. Roth
                                                    ---------------------------
                                                    John M. Roth
                                                    Managing Member

                                FS CAPITAL PARTNERS, LLC, a California limited liability company


                                By:  /s/ John M. Roth
                                     ------------------------------
                                     John M. Roth
                                     Managing Member




                                     /s/ Garnett E. Smith
                                     ------------------------------
                                     GARNETT E. SMITH


                                     /s/ Lawrence P. Casetellani
                                     ------------------------------
                                     LAWRENCE P. CASTELLANI


                                     /s/ Jimmie L. Wade
                                     ------------------------------
                                     JIMMIE L. WADE


                                     /s/ David R. Reid
                                     ------------------------------
                                     DAVID R. REID


                                      -2-